UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

PIONEER ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

1-8182 (Commission File Number)	74-2088619 (IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas (Address of principal executive offices)	78209 (Zip Code)

(855) 884-0575

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Pricing of Notes Offering

On March 4, 2014, Pioneer Energy Services Corp. (“Pioneer”) issued a press release announcing the pricing of its previously announced offering of its Senior Notes due 2022 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Upsizing of Tender Offer

Also on March 4, 2014, Pioneer issued a press release announcing an increase in the size of its previously announced tender offer for a portion of its outstanding 9 7⁄8% Senior Notes due 2018. A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

The information contained in this Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated March 4, 2014.
99.2	Press Release dated March 4, 2014.

Forward-Looking Statements

Certain statements contained in this current report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Pioneer’s expectations or beliefs concerning future events, and it is possible that the results described in this current report will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pioneer’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Pioneer does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

Date: March 4, 2014	By:	/s/ Carlos R. Peña
Carlos R. Peña Senior Vice President, General Counsel, Secretary and Compliance Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
99.1	Press Release dated March 4, 2014.
99.2	Press Release dated March 4, 2014.